EXHIBIT 99.1



NEWS RELEASE

  APA OPTICS ANNOUNCES SIGNING PURCHASE AGREEMENT TO ACQUIRE CERTAIN ASSETS OF
                         COMPUTER SYSTEM PRODUCTS, INC.

     MINNEAPOLIS (March 5, 2003) - APA Optics (Nasdaq/NM.APAT) today announced that it signed a purchase agreement to acquire certain assets of Computer System Products, Inc. (CSP), a privately held company, for cash and common stock warrants, and assumption of certain liabilities.

     CSP designs, manufactures and markets standard and custom fiber optic and copper cable assemblies, value-added fiber optic frames, panels and modules for the data communication and telecommunication industries.

     APA Optics, Inc. manufactures and markets advanced products for the fiber optic communications, optoelectronics and laser industries, including Dense Wavelength Division Multiplexer (DWDM), ultraviolet (UV) detectors, Nitride epitaxial layers and custom optics. APA's Internet address is http://www.apaoptics.com.
------------------------


APA Optics, Inc. Contact Information:
-------------------------------------

Dave Peters
Chief Financial Officer
bob@apaoptics.com
-----------------
763-784-4995

Anil Jain
Chief Executive Officer
infor@apaoptics.com
-------------------
763-784-4995


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